Exhibit 10.2

SECOND AMENDMENT TO

AAR CORP. SUPPLEMENTAL KEY EMPLOYEE RETIREMENT PLAN

(As Amended and Restated Effective January 1, 2005)

WHEREAS, AAR CORP., a Delaware corporation (the “Company”), maintains the AAR CORP. Supplemental Key Employee Retirement Plan, as amended and restated effective January 1, 2005 (the “Plan”); and

WHEREAS, pursuant to Section 7.1, the Company has reserved the right to amend the Plan and now deems it appropriate to do so.

NOW, THEREFORE, the Plan is hereby amended, effective as of October 17, 2007, as follows:

1.               By amending Section 1.11 to read as follows:

“1.11       “Normal Retirement Date” means the first day of the calendar month coincident with or next following the date a Participant attains age 65.”

2.               By amending the Vesting provision in the Appendix to the Plan to read as follows:

With respect to Additional Supplemental Company Contributions made prior to October 17, 2007:

“Vesting

An applicable Participant shall fully vest in the balance of his Additional Supplemental Company Account upon the earlier of (i) the date the Participant attains age 65 or (ii) the date the Participant attains age 57 with 15 years of Vested Service (as defined in the Qualified Profit Sharing Plan).

With respect to Additional Supplemental Company Contributions made after October 17, 2007:

“Vesting

An applicable Participant shall fully vest in the balance of his Additional Supplemental Company Account upon the earlier of (i) the date the Participant attains age 65 or (ii) the date Participant attains age 55 and the Participant’s age (measured in full years) plus Years of Vested Service (as defined in the Qualified Profit Sharing Plan) equal 75.”

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed on its behalf, by its officers, duly authorized, on this 18th day of October 2007.

AAR CORP.

By:	/s/ Timothy O. Skelly
Timothy O. Skelly, Vice President